Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-174318) on Form S-3 of our reports dated February 28, 2013 relating to our audits of the consolidated financial statements and internal control over financial reporting which appear in Approach Resources Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012. We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Hein & Associates LLP
Dallas, Texas
June 3, 2013